UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 20, 2007
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 South Sixth Street
Springfield, Illinois62703
(Address of principal executive offices and zip code)
(217) 241-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On December 20, 2007, UTG, Inc.’s indirect 50% owned subsidiary, Boone Parklands LLC, consummated a Real Estate Purchase and Sale Agreement for the sale of all of the real estate owned by Boone Parklands LLC.  The property, which was held for investment purposes, consists of approximately 47,686 acres of land located in eastern Kentucky.  UTG’s original basis in this investment was $13,810,000 and was acquired in early April 2007.

The Company recorded a realized gain, net of taxes, of approximately $ 1,486,000, or $ 0.38 per common share outstanding as a result of this sale transaction, which will be reflected in the Company’s fourth quarter financial statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:  December 20,  2007                                  By:  /s/ Theodore C. Miller
                                                                                  Theodore C. Miller
                                                                                  Senior Vice President and Chief Financial Officer